UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 10, 2005


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                  0-17072                  11-2844247
         --------                  -------                  ----------
(State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)          File Number)            Identification No.)


100 SWEENEYDALE AVENUE, BAY SHORE, NEW YORK                    11706
-------------------------------------------                    -----
(Address of principal executive offices)                     (Zip Code)


                                 (631) 434-1300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.
           ------------------------------------------

         Windswept Environmental Group, Inc. (the "Company") has entered into an Amendment and Deferral Agreement with Laurus Master Fund, Ltd. ("Laurus"), dated as of November 10, 2005 (the "Amendment"), pursuant to which Laurus allowed the Company to defer the payment of the monthly principal amounts due and payable for the months of November and December 2005 under the Amended and Restated Secured Convertible Term Note in the principal amount of $7,350,000 issued by the Company to Laurus on October 6, 2005 (the "Note"). While considering the Company's request for the Amendment, Laurus agreed to extend the grace period of three business days under the Note until November 10, 2005 with respect to the due date of the principal monthly payment of $229,687.50 previously due on November 1, 2005. Effective November 10, 2005, the principal monthly payments due November 1, 2005 and December 1, 2005 in the aggregate amount of $495,375 have been deferred until June 30, 2008, the maturity date of the Note.

         The Company requested the Amendment in order to maximize its available financing in connection with its remediation projects relating to Hurricanes Katrina and Wilma. The Company remains obligated to pay all monthly interest amounts under the Note as they are due, and all required interest payments as of the date hereof have been made. A copy of the Amendment is attached as Exhibit
10.01 and is incorporated by reference.

Item 9.01  Exhibits
           --------

Exhibit
Number     Description
-----      -----------

10.01      Amendment and Deferral Agreement dated November 10, 2005.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 WINDSWEPT ENVIRONMENTAL GROUP, INC.



                                 By:    /s/ Andrew C. Lunetta
                                    ------------------------------------------
                                    Andrew C. Lunetta, Chief Financial Officer


Date:    November 10, 2005



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